UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2008

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts		01748
(Address of Principal Executive Offices)		(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 18, 2008, Caliper Life Sciences, Inc. (“Caliper”), as tenant, entered into an Amendment to Lease Agreement dated as of March 18, 2008, with 605 Fairchild Associates, L.P., as landlord (the “Lease Amendment”), which amended certain provisions of the Lease Agreement dated as of October 15, 1998 between Caliper and 605 Fairchild Associates, L.P. (the “Lease Agreement”).  The Lease Amendment, among other things, (i) extends the term of the Lease Agreement beyond its current expiration date of December 1, 2008, to November 30, 2013, (ii) provides for one five-year extension option, exercisable at Caliper’s option, at the end of the lease term, and (iii) modifies the monthly base rent payable under the Lease Agreement as follows:  $141,407 from December 1, 2008 through November 30, 2009; $145,649 from December 1, 2009 through November 30, 2010; $150,018 from December 1, 2010 through November 30, 2011; $154,519 from December 1, 2011 through November 30, 2012; and $159,154 from December 1, 2012 through November 30, 2013. Under the terms of the Lease Agreement, Caliper is also required to pay utilities, property taxes, and certain other operating and maintenance expenses relating to the leased facility. The Lease Agreement also contains other terms and conditions that are typical of commercial leases of this type.

The above description of the Lease Amendment is qualified by reference to the text of the Lease Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Amendment to Lease Agreement dated as of March 18, 2008, by and between 605 Fairchild Associates, L.P., as landlord, and Caliper Life Sciences, Inc., as tenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

March 24, 2008	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Executive Vice President and Chief
Financial Officer